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                                                                     Exhibit 5.1

                                HOGAN & HARTSON
                                     L.L.P.

                                                            551 Fifth Avenue
                                                        New York, NY 10176-0049
                                                          TEL (212) 661-6500
                                                          FAX (212) 697-6686
                                                             www.hhlaw.com
                                                             Washington, DC
                                                             WWW.HHLAW.COM

                                                              November 14, 2002


Board of Directors
Fox Entertainment Group, Inc.
1211 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:

     We are acting as counsel to Fox Entertainment Group, Inc., a Delaware corporation (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with and previously declared effective by the Securities and Exchange Commission (SEC File No. 333-85978) relating to the proposed public offering of up to $2,500,000,000 in aggregate principal amount or value of one or more series of senior or subordinated debt securities (the "Debt Securities") or shares of the Company's Class A Common Stock, par value $.01 per share, (the "Common Stock"). The Debt Securities and the Common Stock are herein referred to as "Securities." The Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms part of the Registration Statement (the "Prospectus"), and a Prospectus Supplement dated November 12, 2002 (the "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

       1. An executed copy of the Registration Statement.

       2. Memorandum to the file regarding telephonic confirmation from the staff of the Commission of the effectiveness of the Registration Statement.

       3. The Prospectus and the Prospectus Supplement.

       4. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware on November 13, 2002 and by the Assistant




                                 WASHINGTON, DC
         ERLIN BRUSSELS LONDON PARIS BUDAPEST PRAGUE WARSAW MOSCOW TOKYO
  NEW YORK BALTIMORE McLEAN MIAMI DENVER BOULDER COLORADO SPRINGS LOS ANGELES

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HOGAN & HARTSON  L.L.P.
FEG Board of Directors
November 14, 2002
Page 2


        Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Restated Certificate of Incorporation").

     5. The Amended By-laws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "By-laws").

     6. Resolutions of (a) the Board of Directors of the Company adopted by unanimous written consent on April 29, 2002 and (b) the Pricing Committee of the Board of Directors adopted by unanimous written consent on November 12, 2002, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the offer, issuance and sale of the Common Stock and the arrangements in connection therewith.

     7. An executed copy of the Underwriting Agreement, dated November 12, 2002, by and among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agreement").

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the aforesaid documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on applicable provisions of the Delaware General Corporation Law, as amended, as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following the issuance and delivery of certificates for Common Stock against payment therefor in accordance with the terms of the Agreement, and as contemplated by the Registration Statement and the Prospectus Supplement, the Common Stock will be validly issued, fully paid, and nonassessable.

     This opinion letter has been prepared for your use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof, which Current Report on Form 8-K

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HOGAN & HARTSON  L.L.P.
FEG Board of Directors
November 14, 2002
Page 3


will be incorporated by reference into the Registration Statement, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Current Report on Form 8-K and to the reference to our firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                            Very truly yours,



                                            HOGAN & HARTSON L.L.P.